                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant  [X]
         Filed by a party other than the registrant[ ]
         Check the appropriate box:

         [ ]     Preliminary proxy statement
         [ ]     Confidential, for use of the Commission only (as permitted by
                 Rule 14a-6(e)(2))
         [X]     Definitive proxy statement
         [ ]     Definitive additional materials
         [ ]     Soliciting material pursuant to Section  240.14a-11(c) or
                 Section  240.14a-12

                         DOMINICK'S SUPERMARKETS, INC.
                ................................................
                (Name of Registrant as Specified in its Charter)


    .......................................................................
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):
         [X]    No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         (1) Title of each class of securities to which transaction applies: Not Applicable.
         (2)     Aggregate number of securities to which transaction applies:
                 Not Applicable.
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not Applicable.
         (4)     Proposed maximum aggregate value of transaction:  Not
                 Applicable.
         (5)     Total fee paid:  Not Applicable.

         [ ]     Fee paid previously with preliminary materials.


         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)     Amount previously paid:  Not Applicable.
         (2)     Form, Schedule or Registration Statement No.:  Not Applicable.
         (3)     Filing party:  Not Applicable.
         (4)     Date Filed:  Not Applicable.

                         DOMINICK'S SUPERMARKETS, INC.
                              505 RAILROAD AVENUE
                           NORTHLAKE, ILLINOIS 60164

                            ________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 4, 1997


         The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Dominick's Supermarkets, Inc. (the "Company") will be held at the Westin O'Hare Hotel located at 6100 North River Road, Rosemont, Illinois 60018, on Tuesday, March 4, 1997, at 11:00 a.m., local time, for the following purposes:

         1. To elect four directors to serve until the 2000 Annual Meeting of Stockholders of the Company and until their successors are elected and qualified;

         2. To approve the Dominick's Supermarkets, Inc. Directors Deferred Compensation and Restricted Stock Plan, to be effective as of March 4, 1997, as described herein; and

         3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

         The Board of Directors of the Company (the "Board of Directors") has fixed the close of business on Friday, January 24, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

         In order to ensure your representation at the Annual Meeting, you are requested to sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. If you attend the Annual Meeting and vote your shares in person or file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

         All stockholders are cordially invited to attend the Annual Meeting.



                                        By Order of the Board of Directors,


                                        /s/ Darren W. Karst

                                        DARREN W. KARST
                                        Secretary


Northlake, Illinois
February 7, 1997

                         DOMINICK'S SUPERMARKETS, INC.

                                ---------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 4, 1997

         This Proxy Statement is furnished to stockholders of Dominick's Supermarkets, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the Westin O'Hare Hotel located at 6100 North River Road, Rosemont, Illinois 60018, on Tuesday, March 4, 1997, at 11:00 a.m., local time, for the following purposes:

         1. To elect four directors to serve until the 2000 Annual Meeting of Stockholders of the Company and until their successors are elected and qualified;

         2. To approve the Dominick's Supermarkets, Inc. Directors Deferred Compensation and Restricted Stock Plan, to be effective as of March 4, 1997, as described herein; and

         3. To transact such other business as may properly come before the Annual Meeting.

The approximate date on which this Proxy Statement and accompanying form of proxy will first be sent to the Company's stockholders is February 7, 1997.

         This solicitation is made on behalf of the Board of Directors of the Company (the "Board of Directors"). Costs of the solicitation will be borne by the Company. Directors, officers and employees of the Company and its affiliates may also solicit proxies by telephone, telegraph, fax or personal interview. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders. Kissel Blake Inc. will assist in the solicitation of proxies by the Company for an estimated fee of $1,500, plus reasonable out-of-pocket expenses.

         Holders of record of common stock, par value $.01 per share (the "Common Stock"), of the Company as of the close of business on January 24, 1997 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding Common Stock constitutes the only class of securities of the Company entitled to vote at the Annual Meeting, and each share of Common Stock entitles the holder thereof to one vote. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise. At the close of business on January 24, 1997, there were 16,080,074 shares of Common Stock issued and outstanding.

         Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted at the Annual Meeting FOR the nominees named below for election as Directors and FOR the approval of the Dominick's Supermarkets, Inc. Directors Deferred Compensation and Restricted Stock Plan. With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

         A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, providing that a quorum is present. All other proposals to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Therefore, as to any particular proposal, including the election of directors, abstentions will have the same effect as a vote against that proposal and broker non-votes will not be counted as votes for or against the proposal, and will not be included in counting the number of votes necessary for approval of the proposal.

         The principal executive offices of the Company are located at 505 Railroad Avenue, Northlake, Illinois 60164. The Company's telephone number is
(708) 562-1000.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

GENERAL

         The Board of Directors is currently comprised of eleven members divided into three classes serving staggered terms of three years each. Pursuant to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws"), the term of office of one class of directors expires each year and at each annual meeting the successors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors are elected and qualified. The current terms of four directors expire in each of 1997 and 1998, and the current terms of three directors expire in 1999.

         In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the four nominees designated below, all of whom are currently directors of the Company, to serve until the 2000 Annual Meeting of Stockholders of the Company and until their respective successors are elected and qualified. The Board of Directors expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors.

         Under the Bylaws, nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, may be made at the Annual Meeting only if pursuant to a timely notice thereof to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. A notice of nomination must set forth certain information as required under the Bylaws.

                       NOMINEES FOR ELECTION AS DIRECTOR

                                                                PRESENT POSITION
 NAME                                     AGE                   WITH THE COMPANY                            DIRECTOR SINCE
 ----                                     ---                   ----------------                            --------------
 Ronald W. Burkle                          44                 Chairman of the Board                              1995

 Evan Bayh                                 41                       Director                                     1997

 Patrick L. Graham                         47                       Director                                     1995

 Antony P. Ressler                         36                       Director                                     1995

         RONALD W. BURKLE has been Chairman of the Board of the Company since March 1995 and served as Chief Executive Officer from March 1995 to January 1996. Mr. Burkle co-founded The Yucaipa Companies ("Yucaipa"), a private investment group specializing in the acquisition and management of supermarket chains, in 1986 and has served as director and Chairman of the Board of Food 4 Less Holdings, Inc. ("Food 4 Less") whose principal operating subsidiary is Ralphs Grocery Company ("Ralphs"), and Chairman of the Board and Chief Executive Officer of its predecessor, Food 4 Less Supermarkets, Inc. since 1987. Mr. Burkle has been a director and the Chief Executive Officer of Smith's Food & Drug Centers, Inc. ("Smith's") since May 1996 and was Chairman of the Board of Smitty's Supermarkets, Inc. ("Smitty's") from 1994 until its merger into Smith's in May 1996. Mr. Burkle also serves as a director of Kaufman and Broad Home Corporation. Before founding Yucaipa, Mr. Burkle held a number of supermarket executive positions and was a private investor in Southern California.

         EVAN BAYH has served as a director of the Company since January 1997. Governor Bayh is a member of the law firm of Baker & Daniels. Governor Bayh was Governor of the State of Indiana from January 1989 to January 1997. He has served as chairman of the National Education Goals Panel and the Education Commission of the States and as a member of the National Assessment in Education Panel. Governor Bayh was a member of the executive committee of the National Governors' Association and is a past chairman of the Democratic Governors' Association.

         PATRICK L. GRAHAM has served as a director of the Company since March 1995. Mr. Graham has served as a director of Food 4 Less and Ralphs since 1995 and served as Vice President and a director of Smitty's from June 1994 until its merger with Smith's in May 1996. Mr. Graham joined Yucaipa as a general partner in 1993. Prior to that time he was a Managing Director in the corporate finance department of Libra Investments, Inc. from 1992 to 1993 and PaineWebber Inc. from 1990 to 1992. Prior to 1990, he was a Managing Director in the corporate finance department of Drexel Burnham Lambert Incorporated.

         ANTONY P. RESSLER has served as a director of the Company since March 1995. In 1990, Mr. Ressler was one of the founding principals of Apollo Advisors, L.P. ("Apollo") which, together with an affiliate, serves as the managing general partner of Apollo Investment Fund, L.P., AIF II, L.P., and Apollo Investment Fund III, L.P., which are private securities investment funds, and of Lion Advisors, L.P., which acts a financial advisor to and representative for certain institutional investors with respect to securities investments. Prior to 1990, Mr. Ressler was a Senior Vice President in the high yield bond department of Drexel Burnham Lambert Incorporated. Mr. Ressler is also a director of Family Restaurants, Inc., United International Holdings, Vail Resorts, Inc. and PRI Holdings, Inc.

                         DIRECTORS CONTINUING IN OFFICE

                                                                           DIRECTOR            TERM
 NAME                                                        AGE             SINCE            EXPIRES
 ----                                                        ---             -----            -------
 Grace Barry . . . . . . . . . . . . . . . . . . . . .       55              1997               1998

 Peter P. Copses . . . . . . . . . . . . . . . . . . .       38              1995               1998

 Linda McLoughlin Figel  . . . . . . . . . . . . . . .       32              1996               1999

 David B. Kaplan . . . . . . . . . . . . . . . . . . .       29              1995               1999

 Darren W. Karst . . . . . . . . . . . . . . . . . . .       37              1995               1999

 Robert A. Mariano . . . . . . . . . . . . . . . . . .       46              1995               1998

 Mark A. Resnik  . . . . . . . . . . . . . . . . . . .       49              1995               1998


         GRACE BARRY has served as a director of the Company since January 1997. Ms. Barry has been the Executive Director of The Economic Club of Chicago since July 1986. From 1991 through 1995, Ms. Barry was the President and owner of Cafe Galleria, Inc., a retail company in the food and gift business. In 1994, Ms. Barry co-founded Grabur International, Inc., a retail gift and concession business. From 1989 through 1996, Ms. Barry served as the Cable Commissioner for the City of Chicago. Ms. Barry also serves on the boards of The Chicago Network, The Joffrey Ballet of Chicago, Institute for Urban Life, The Golden Apple Foundation, Toronto Sister Cities Committee, Old St. Patrick's Church and The Arts Matter.

         PETER P. COPSES has served as a director of the Company since March 1995. Mr. Copses also has served as a director of Food 4 Less and Ralphs since 1995. Since 1990, Mr. Copses has been a limited partner of Apollo and Lion Advisors, L.P. From March to September 1990, Mr. Copses was a Vice President in the investment banking department of Donaldson, Lufkin & Jenrette Securities Corporation. Prior to 1990, he was employed by Drexel Burnham Lambert Incorporated. Mr. Copses is also a director of Food 4 Less and Family Restaurants, Inc.

         LINDA MCLOUGHLIN FIGEL has been a director of the Company since August 1996. Ms. Figel also has served as a director of Smith's since May 1996. She joined Yucaipa in 1989 and became a general partner in 1991. Prior to 1989, Ms. Figel was employed by Bankers Trust Company in its Structured Finance Group.

         DAVID B. KAPLAN has served as a director of the Company since March 1995. Since 1991, Mr. Kaplan has been associated with and is a limited partner of Apollo and Lion Advisors, L.P. Prior to 1991, Mr. Kaplan was a member of the corporate finance department of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Kaplan also serves as a director of Family Restaurants, Inc., PRI Holdings, Inc. and BDK Holdings, Inc.

         DARREN W. KARST joined the Company in March 1995 as Senior Vice President, Chief Financial Officer, Secretary and a director and was appointed Executive Vice President, Finance and Administration in March 1996. Mr. Karst joined Yucaipa in 1988 and has been a general partner since 1991. Prior to 1988, he was a manager at Ernst & Young LLP.

         ROBERT A. MARIANO has been the President and a director of the Company since March 1995 and Chief Executive Officer since January 1996. Mr. Mariano also served as Chief Operating Officer from March 1995 until January 1996. Mr. Mariano joined the Company in 1972 and was Senior Vice President of Marketing and Merchandising from 1994 to 1995, Senior Vice President of Perishable Merchandising from 1989 to 1994, Senior Vice President of Operations from 1987 to 1989, and held a number of managerial positions prior to 1987.

         MARK A. RESNIK has served as a director of the Company since March 1995. Mr. Resnik co-founded Yucaipa in 1986, and has served as a director or Food 4 Less and Ralphs since 1995 and as a director and Vice President of its predecessor, Food 4 Less Supermarkets, Inc., since 1987. Mr. Resnik served as Vice President and a director of Smitty's from June 1994 until its merger with Smith's in May 1996. From 1986 until 1988, Mr. Resnik served as a director and Vice President of Jurgensen's.

         All of the directors named above, other than Ms. Barry and Governor Bayh, also serve on the board of directors of Dominick's Finer Foods, Inc. ("Dominick's"), the operating subsidiary of the Company.

BOARD MEETINGS AND COMMITTEES

         Prior to January 31, 1997, the Board of Directors consisted of nine persons: Messrs. Burkle, Copses, Graham, Kaplan, Karst, Mariano, Resnik and Ressler and Ms. Figel. On January 31, 1997, the total number of directors constituting the Board of Directors was increased to eleven and, pursuant to the Certificate of Incorporation, Ms. Barry and Governor Bayh were elected to serve on the Board of Directors by the affirmative vote of a majority of the directors then in office. Ms. Barry and Governor Bayh are "Independent Directors" under the rules established by the New York Stock Exchange.

         The Board of Directors held five meetings during the fiscal year ended November 2, 1996. The Board of Directors has an Executive Committee and an Audit Committee. There is no standing Nominating Committee.

         Executive Committee. Messrs. Burkle, Graham and Mariano currently serve on the Executive Committee. Subject to the Company's conflict of interest policies and certain other limitations, the Executive Committee has been granted all powers and authority of the Board of Directors in the management of the business and affairs of the Company. The Executive Committee was created in 1995 and held no meetings in fiscal 1996.

         Audit Committee. Ms. Barry and Governor Bayh currently serve on the Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent auditors, reviews with independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee was established in January 1997.

 DIRECTOR COMPENSATION

         Historically the Company has not paid any compensation to its directors for serving on the Board of Directors, but has reimbursed such persons for their out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. Effective as of the date of the Annual Meeting, the Company will pay its non-employee directors (other than those affiliated with Yucaipa) an annual retainer of $25,000 in addition to fees in the amount of $2,500 per regular meeting of the Board of Directors, $1,000 per meeting of any committee of the Board of Directors and $1,000 per special meeting of the Board of Directors. If approved by the stockholders of the Company, pursuant to the Dominick's Supermarkets, Inc. Directors Deferred Compensation and Restricted Stock Plan, directors of the Company may elect to receive any such annual retainers and meeting fees in the form of restricted shares of Common Stock or to defer such fees until retirement or other specified date or event. See "Dominick's Supermarkets, Inc. Directors Deferred

Compensation and Restricted Stock Plan." The Company anticipates that it will continue to reimburse all directors for their out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") gives Delaware corporations broad powers to indemnify their present and former directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

         As permitted by Section 145 of the Delaware Corporation Law, Article V of the Certificate of Incorporation provides for the indemnification by the Company of its directors, officers, employees and agents against liabilities and expenses incurred in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents.

         Article VI of the Certificate of Incorporation provides that to the fullest extent permitted by the Delaware Corporation Law as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

         The Company has entered into, or intends to enter into, agreements to indemnify its directors and executive officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, will indemnify the Company's directors and executive officers for certain expenses (including attorneys' fees) and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company to the fullest extent permitted by applicable law.

VOTE REQUIRED

         The election of each director requires the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE DIRECTORS NOMINATED IN PROPOSAL 1.

                                PROPOSAL NO. 2:
                   APPROVAL OF DOMINICK'S SUPERMARKETS, INC.
           DIRECTORS DEFERRED COMPENSATION AND RESTRICTED STOCK PLAN

GENERAL

         On January 31, 1997, the Board of Directors adopted, subject to stockholder approval, the Dominick's Supermarkets, Inc. Directors Deferred Compensation and Restricted Stock Plan (the "Plan") described herein. The stockholders are asked to approve the adoption of the Plan.

         The Company desires to implement the Plan effective as of March 4, 1997. The purpose of the Plan is to attract and retain individuals of outstanding competence as members of the Board of Directors, by permitting such individuals (i) to receive any compensation in connection with their service on the Board of Directors in the form of restricted shares of Common Stock and thus benefit directly from the Company's growth, development and financial success or (ii) to defer until retirement or some other specified date or event any such compensation.

         The following is a description of the material provisions of the Plan, a copy of which is set forth in Appendix A to this Proxy Statement. Unless otherwise defined, capitalized terms used herein have the meanings ascribed to them in the Plan. The summary which follows is not intended to be complete and reference should be made to the Plan for a complete statement of its terms and provisions.

ADMINISTRATION

         The Plan will be administered by the Board of Directors. The Board of Directors will have all powers necessary to carry out the provisions of the Plan including, without limitation, the power to promulgate rules of Plan administration, the power to promulgate forms to be used with regard to the Plan, the power to settle any disputes as to rights or benefits arising from the Plan, and the power to make such decisions or to take such action as the Board of Directors, in its sole discretion, deems necessary or advisable to aid in the proper maintenance of the Plan.

ELIGIBILITY AND PARTICIPATION

         Any member of the Board of Directors who receives an annual retainer and fees ("Compensation") is eligible to participate in the Plan. Any eligible member of the Board of Directors (a "Participant") may participate in the Plan with respect to any Plan Year by executing an irrevocable election with respect to his or her Compensation for such Plan Year. A separate election must be made to defer Compensation for each Plan Year. If no election is made by a Participant with respect to a given Plan Year, such Participant will receive Compensation in cash. See "Election of Directors -- Director Compensation."

FORM OF ELECTION

         A Participant may elect to receive all, but not less than all, of his or her Compensation for each Plan Year in the form of restricted shares of Common Stock ("Restricted Shares") rather than cash. If so elected, the number of Restricted Shares granted will be determined by dividing 110% of the Compensation for which such an election is made by the median of the high and low trading price of the Common Stock, as quoted in the New York Stock Exchange Composite Transactions, on the applicable grant date. The grant date for the portion of Compensation attributable to a Participant's annual retainer will be the date of the Company's annual meeting of stockholders occurring in such Plan Year. The applicable grant date for the portion of Compensation attributable to a Participant's meeting fees will be the last day of each March, June, September and December, with respect to any meetings occurring in each such quarterly period.

         Alternatively, a Participant may elect to defer all, but not less than all, of his or her Compensation with respect to any Plan Year until some later date or event by making a timely deferral election which shall specify, among other things, (i) the date or the event on which payment of such cash is to commence (which must be at least two years from the date of the deferral election) and (ii) whether such payment is to be paid out in a single lump sum or in approximately equal annual installments over a period not to exceed fifteen (15) years.

RESTRICTED SHARES

         All Restricted Shares issued to a Participant may not be sold or transferred until the earliest to occur of the following: (1) three years have lapsed from the date the applicable shares are granted to the Participant (the "Restriction Period"); (2) the Participant's death or disability; (3) the Participant, after being nominated for re-election to the Board of Directors, is not elected by the stockholders of the Company; (4) the Participant is not nominated for re-election to the Board of Directors at the conclusion of his or her existing term; (5) the Participant's service on the Board of Directors terminates because of his or her resignation at the request of the Board of Directors or his or her removal by action of the Company's stockholders; (6) the Participant's service on the Board of Directors terminates because the Participant is seeking election to government office or has taken a position with a governmental agency in public service that does not permit membership on the board of directors of a publicly-held corporation; or (7) the occurrence of a Change in Control, as defined in the Company's 1996 Equity Participation Plan or any successor plan thereto.

         If the Participant's service on the Board of Directors terminates prior to the end of the Restriction Period for any reason other than those listed above, the Participant will immediately forfeit the Restricted Shares to the Company. Upon any such forfeiture, however, the Participant will be entitled to receive from the Company an amount in cash equal to the amount such Participant would have received through such forfeiture date had such Participant elected to defer Compensation in cash rather than to receive Restricted Shares.

         The maximum number of Restricted Shares issuable under the Plan is 100,000.

DEFERRAL ACCOUNTS

         If a Participant elects to defer cash Compensation, the Company will establish a separate bookkeeping account (a "Deferral Account") for each Participant with respect to each Plan Year in order to record the deferrals and additions of such Participant for such Plan Year. Each Participant's Deferral Account will be credited with the amount of Compensation deferred by such Participant by a quarterly crediting in the amount of cash Compensation that would have been payable by the Company to such Participant in such quarter.
The Participant's Deferral Account will be increased as of the last day of March, June, September and December in such Plan Year by the amount obtained by multiplying the Deferral Account balance as of the first day of such quarterly period by one-fourth of the average prime rate as published in the Wall Street Journal in effect as of the first day of such quarterly period. The Participant's Deferral Account will be reduced by any payments made to the Participant or his or her beneficiary, estate or representative.

MISCELLANEOUS PROVISIONS

         Notwithstanding any other provision in the Plan, a Participant (or beneficiary designated by a Participant) may withdraw an amount of cash from his or her Deferral Account upon a finding by the Board of Directors in its sole determination that an unanticipated emergency that is caused by an event beyond the control of such Participant (or beneficiary) has occurred and that such emergency would result in severe financial hardship to such Participant (or beneficiary). In the event of the death of any Participant, the balance in the Participant's Deferral Account will be paid or distributed to the Participant's beneficiary within thirty (30) days after the date of such death. The Company may amend or terminate the Plan at any time by action of the Board of Directors, subject to the rights of Participants thereunder.

FEDERAL INCOME TAX CONSEQUENCES

         If a Participant elects to receive his or her Compensation in the form of Restricted Shares, the Participant generally will recognize ordinary income when the Restricted Shares vest and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the Restricted Shares at the date of vesting. Participants who elect to defer their Compensation generally will recognize income and the Company generally will be entitled to a deduction for the amount of such deferred Compensation at the time it is actually paid to the Participant.

VOTE REQUIRED

         Stockholder approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by represented by proxy at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL NO. 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of January 24, 1997, the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of 5% or more of the Common Stock, (ii) each person who is a director or Named Executive Officer (as defined below) of the Company and (iii) all directors and executive officers of the Company as a group.


                                                                                  SHARES BENEFICIALLY OWNED
                                                               ---------------------------------------------------------------

                                                                        AMOUNT AND NATURE OF                 PERCENT OF
 NAME OF BENEFICIAL OWNER                                               BENEFICIAL OWNERSHIP                 CLASS(1)(2)
 ------------------------                                      --------------------------------------  -----------------------
 Yucaipa and affiliates:
   Yucaipa Blackhawk Partners, L.P.  . . . . . . . . . . .                         2,007,256                  12.5%

   Yucaipa Chicago Partners, L.P.  . . . . . . . . . . . .                           253,470                   1.6
   Yucaipa Dominick's Partners, L.P. . . . . . . . . . . .                           663,333                   4.1

   The Yucaipa Companies(3)  . . . . . . . . . . . . . . .                                --                    --
   Yucaipa Management L.L.C.(4)  . . . . . . . . . . . . .                                --                    --

   Ronald W. Burkle(5) . . . . . . . . . . . . . . . . . .                         2,924,059                  18.2

   Linda McLoughlin Figel(3)(6)  . . . . . . . . . . . . .                                --                    --
   Patrick L. Graham(3)(7) . . . . . . . . . . . . . . . .                                --                    --

   Darren W. Karst(3)(8) . . . . . . . . . . . . . . . . .                            17,838                     *
   Mark A. Resnik(3)(9)  . . . . . . . . . . . . . . . . .                                --                    --

      Total  . . . . . . . . . . . . . . . . . . . . . . .                         2,941,897                  18.3


 Robert A. Mariano(10) . . . . . . . . . . . . . . . . . .                           224,969                   1.4
 Robert E. McCoy(11) . . . . . . . . . . . . . . . . . . .                            97,591                     *

 Alice F. Smedstad(12) . . . . . . . . . . . . . . . . . .                             9,318                     *
 Herbert R. Young(13)  . . . . . . . . . . . . . . . . . .                            97,591                     *

 Grace Barry . . . . . . . . . . . . . . . . . . . . . . .                                --                     *

 Evan Bayh . . . . . . . . . . . . . . . . . . . . . . . .                                --                     *
 Apollo and affiliates:

   Peter P. Copses(14) . . . . . . . . . . . . . . . . . .                         5,855,181                  31.6
   David B. Kaplan(14) . . . . . . . . . . . . . . . . . .                         5,855,181                  31.6

   Antony P. Ressler(14) . . . . . . . . . . . . . . . . .                         5,855,181                  31.6

   Apollo Investment Fund, L.P.(15)  . . . . . . . . . . .                         2,927,591                  16.9
   Apollo Investment Fund III, L.P.(16)  . . . . . . . . .                         2,668,412                  15.5

   Apollo Overseas Partners III, L.P.(17)  . . . . . . . .                           160,036                     *
   Apollo (U.K.) Partners III, L.P.(18)  . . . . . . . . .                            99,142                     *

      Total(19)  . . . . . . . . . . . . . . . . . . . . .                         5,855,181                  31.6
   Chase Equity Associates L.P.(20)  . . . . . . . . . . .                         1,063,961                   6.2

 All directors and executive
   officers as a group (18 persons)  . . . . . . . . . . .                         9,236,547                  49.2

_________________
*     Less than 1.0%
(1) Shares which each identified stockholder has the right to acquire within 60 days of the date of the table set forth above are deemed to be outstanding in calculating the percentage ownership of such stockholder, but are not deemed to be outstanding as to any other person. Except as otherwise indicated, the Company believes that the beneficial owners of shares of Common Stock listed above have sole investment and voting power with respect to such shares, subject to community property laws where applicable.
(2)   Based on 16,080,074 shares of Common Stock outstanding as of January 24,
      1997.
(3) Share amounts and percentages for Yucaipa do not include 3,874,492 shares of Common Stock issuable to Yucaipa upon exercise of a warrant (the "Yucaipa Warrant") issued to Yucaipa by the Company in connection with the acquisition of Dominick's by the Company (the "Acquisition"). The Yucaipa Warrant entitles Yucaipa to purchase 3,874,492 shares of Common Stock (less a number of shares equal to the aggregate exercise price, if exercised on a cashless basis) at an exercise price of $20.73 per share. Yucaipa is controlled by Ronald W. Burkle. The address of Yucaipa is 10000 Santa Monica Blvd., Los Angeles, California 90067. Ms. Figel and Messrs. Graham, Karst and Resnik disclaim beneficial ownership of any shares of Common Stock issuable upon exercise of the Yucaipa Warrant.
(4) Yucaipa Management L.L.C. is a Delaware limited liability company controlled by Ronald W. Burkle. Yucaipa Management L.L.C. is the sole general partner of Yucaipa Blackhawk Partners, L.P., Yucaipa Chicago Partners, L.P., and Yucaipa Dominick's Partners, L.P., which own 2,007,256, 253,470 and 663,333 shares of Common Stock, respectively. The foregoing limited partnerships are parties to an Amended and Restated Stockholders Agreement dated as of November 1, 1996 (the "Stockholders Agreement") which gives Yucaipa the right to nominate up to six directors of the Company.
(5) Represents shares owned by Yucaipa Blackhawk Partners, L.P., Yucaipa Chicago Partners, L.P., and Yucaipa Dominick's Partners, L.P. These entities are affiliated partnerships controlled indirectly by Ronald W. Burkle. Mr. Burkle is the controlling general partner of Yucaipa and the sole managing member of Yucaipa Management L.L.C. See notes (3) and (4).
(6) Ms. Figel is a general partner of Yucaipa and a limited partner of Yucaipa Blackhawk Partners, L.P. and Yucaipa Dominick's Partners, L.P. See notes (3) and (4).
(7) Mr. Graham is a general partner of Yucaipa and a limited partner of Yucaipa Blackhawk Partners, L.P. and Yucaipa Dominick's Partners, L.P. See notes (3) and (4).
(8) Excludes options for 58,552 shares which are not exercisable within 60 days. Mr. Karst is a general partner of Yucaipa and a limited partner of Yucaipa Blackhawk Partners, L.P. See notes (3) and (4).
(9) Mr. Resnik is a general partner of Yucaipa, a member of Yucaipa Management L.L.C. and a limited partner of Yucaipa Blackhawk Partners, L.P. See notes (3) and (4).
(10) Excludes options for 117,103 shares of Common Stock which are not exercisable within 60 days.
(11) Excludes options for 48,788 shares of Common Stock which are not exercisable within 60 days.
(12) Excludes options for 21,957 shares of Common Stock which are not exercisable within 60 days.
(13) Excludes options for 48,788 shares of Common Stock which are not exercisable within 60 days.
(14) Includes 2,455,224 shares of Class B Common Stock, which is convertible into shares of Common Stock on a share-for-share basis at the election of the holder at any time. The shares reported for each of Messrs. Copses, Kaplan and Ressler are beneficially owned by Apollo Investment Fund, L.P., Apollo Investment Funds III, L.P., Apollo Overseas Partners III, L.P. or Apollo (U.K.) Partners III, L.P. (collectively, the "Apollo Funds"). Messrs. Copses, Kaplan and Ressler are associated with Apollo Advisors, L.P. and Apollo Advisors II, L.P. (collectively, "Advisors"), the managing general partners of the Apollo Funds. Messrs. Copses, Kaplan and Ressler disclaim beneficial ownership of the Common Stock and the Class B Common Stock held by the Apollo Funds. The Apollo Funds are parties to the Stockholders Agreement, which entitles them to nominate up to three directors of the Company. The address of Advisors is 2 Manhattanville Road, Purchase, New York 10577.
(15) Includes 1,227,612 shares of Class B Common Stock, which is convertible into shares of Common Stock on a share-for-share basis at the election of the holder at any time.
(16) Includes 1,118,940 shares of Class B Common Stock, which is convertible into shares of Common Stock on a share-for-share basis at the election of the holder at any time.
(17) Includes 67,100 shares of Class B Common Stock, which is convertible into shares of Common Stock on a share-for-share basis at the election of the holder at any time.
(18) Includes 41,572 shares of Class B Common Stock, which is convertible into shares of Common Stock on a share-for-share basis at the election of the holder at any time.
(19) Includes 2,455,224 shares of Class B Common Stock, which is convertible into shares of Common Stock on a share-for-share basis at the election of the holder at any time.
(20) Consists of 1,063,961 shares of Class B Common Stock, which is convertible into shares of Common Stock on a share-for-share basis at the election of the holder at any time. The holder disclaims beneficial ownership of shares of Common Stock issuable upon conversion of such Class B Common Stock. The address of Chase Equity Associates, L.P. is 380 Madison Avenue, New York, New York 10017.

                               EXECUTIVE OFFICERS

         The following table sets forth the names, ages and positions of each of the executive officers of the Company and its subsidiaries.

                 NAME                    AGE                      POSITION
                 ----                    ---                      --------
       Ronald W. Burkle                   44           Chairman of the Board

       Robert A. Mariano                  46           President and Chief Executive Officer

       Darren W. Karst                    37           Executive Vice President, Finance and Administration,
                                                       Chief Financial Officer and Secretary

       Robert E. McCoy                    49           Executive Vice President, Operations

       John W. Boyle                      38           Group Vice President, Information Technology and Store
                                                       Development

       Robert R. DiPiazza                 45           Group Vice President, Perishable Merchandising

       Donald G. Fitzgerald               35           Group Vice President, Non-Perishable Merchandising and
                                                       Logistics

       Donald S. Rosanova                 47           Group Vice President, Omni Division

       Alice F. Smedstad                  47           Group Vice President, Human Resources

       Herbert R. Young                   55           Group Vice President, Sales, Marketing and Advertising


         In addition to Messrs. Burkle, Mariano and Karst, whose biographies appear above, the following persons are executive officers of the Company or its subsidiaries:

         ROBERT E. MCCOY has been Executive Vice President of Operations since 1996 and served as Senior Vice President of Operations from 1989 to 1996. Prior to that time, he was Vice President of Operations at Jewel Food Stores, where he began his career in 1969.

         JOHN W. BOYLE has been Group Vice President, Information Technology and Store Development since March 1996. Mr. Boyle joined Dominick's in January 1995 as Vice President, Management Information Systems and became Vice President, Administration in March 1995. Prior to joining Dominick's, Mr. Boyle had been employed as Vice President, Information Systems at Food 4 Less Supermarkets, Inc. since 1993, and, before that, had been employed as a Senior Vice President at Thrifty Drugstores.

         ROBERT R. DIPIAZZA has been Group Vice President, Perishable Merchandising since March 1996, and, prior to that, had served as Vice President, Produce Operations since 1990. Before 1990, Mr. DiPiazza held a number of other managerial positions at Dominick's.

         DONALD G. FITZGERALD has been Group Vice President, Non-Perishable Merchandising and Logistics since March 1996. Prior to that time Mr. Fitzgerald had served as Vice President, Grocery Merchandising since 1994, as a director of grocery merchandising from 1993 to 1994 and as director of grocery purchasing since 1990. Before 1990 Mr. Fitzgerald held several other managerial positions at Dominick's.

         DONALD S. ROSANOVA has been Group Vice President, Omni since March 1996 and, prior to that, had been Vice President, Distribution and Transportation since 1992. Before 1992 Mr. Rosanova held several other managerial positions at Dominick's.

         ALICE F. SMEDSTAD has been Group Vice President, Human Resources since December 1996. Mrs. Smedstad joined Dominick's in October 1995 as Vice President of Human Resources. Prior to that time, Ms. Smedstad held several senior human resource positions at The Dial Corporation from 1980 to 1995. Ms. Smedstad began her professional career in manufacturing with the Proctor & Gamble Company in 1973.

         HERBERT R. YOUNG has been Group Vice President, Sales, Marketing and Advertising since March 1996 and served as Senior Vice President of Marketing from March 1995 to 1996. Prior to that time, Mr. Young was Senior Vice President and General Manager of Omni from 1994 to 1995 and was Senior Vice President of Marketing and Non-Perishable Merchandising from 1990 to 1994. Before joining Dominick's, he was Executive Vice President of Topco Associates, Inc. from 1986 to 1990.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the compensation of the Chief Executive Officer and other four most highly compensated executive officers of the Company (the "Named Executive Officers"), whose total salary and bonus for the year ended November 2, 1996 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries.


                                                                                             LONG TERM
                                                              ANNUAL COMPENSATION         COMPENSATION(1)
                                                              -------------------         ---------------
                                                                                             SECURITIES
                NAME AND              FISCAL YEAR                                            UNDERLYING            ALL OTHER
          PRINCIPAL POSITION            ENDED                  SALARY         BONUS          OPTIONS(#)          COMPENSATION
----------------------------------  ----------------       -----------  --------------   ----------------   ---------------------
Ronald W. Burkle(2) . . . . . . .   November 2, 1996               --              --              --                  --
  Chairman of the Board             October 28, 1995               --              --              --                  --
                                    October 29, 1994               --              --              --                  --

Robert A. Mariano(3)  . . . . . .   November 2, 1996        $482,700        $463,500               --          $    14,700(4)
  President and Chief               October 28, 1995         334,200         216,000          146,379            3,463,700(4)(5)
  Executive Officer                 October 29, 1994         216,000         216,000               --               22,400(4)


Darren W. Karst(6)  . . . . . . .   November 2, 1996        $289,700        $255,000               --               $7,100(4)
  Executive Vice President,         October 28, 1995         151,570           --              73,189                1,700(4)
  Finance and Administration,       October 29, 1994              --              --               --                   --
  Chief Financial Officer and
  Secretary

Robert E. McCoy . . . . . . . . .   November 2, 1996        $289,400        $250,000               --          $   878,600(4)(7)
  Executive Vice President,         October 28, 1995         236,400         216,000          146,379            2,916,300(4)(5)
  Operations                        October 29, 1994         216,000         216,000               --               14,500(4)

Alice F. Smedstad(8)  . . . . . .   November 2, 1996        $155,800         $17,000               --               $2,700(4)
  Group Vice President,             October 28, 1995              --              --           21,957                   --
  Human Resources                   October 29, 1994              --              --               --                   --

Herbert R. Young  . . . . . . . .   November 2, 1996        $229,300        $225,000               --          $   865,100(4)(7)
  Group Vice President, Sales,      October 28, 1995         225,600         210,900          146,379            2,923,000(4)(5)
  Marketing and Administration      October 29, 1994         210,900         210,900               --               21,000(4)

_________________


(1) Information for Messrs. Mariano, McCoy and Young excludes equity-based compensation of Dominick's which was extinguished in connection with the Acquisition.
(2) Mr. Burkle served as Chairman of the Board and Chief Executive Officer from March 1995 to January 1996, and continues to serve as Chairman of the Board. Mr. Burkle provides services to the Company (other than as Chairman of the Board) pursuant to a Management Agreement (the "Management Agreement") between Yucaipa and the Company. Pursuant a Consulting Agreement between Yucaipa and the Company, the Company paid Yucaipa $2.6 million in the fiscal year ended November 2, 1996 and $1.5 million in the 32 weeks ended October 28, 1995 for the services (other than as Chairman of the Board or as directors, as applicable) of Messrs. Burkle, Resnik and Graham and Ms. Figel and other Yucaipa personnel (other than Mr. Karst). Such payments to Yucaipa are not reflected in the table set forth above. See "Certain Transactions--Yucaipa Management Agreement" and "Certain Transactions--Yucaipa Consulting Agreement."

(3) Mr. Mariano was appointed President and Chief Operating Officer in March 1995 and was subsequently appointed Chief Executive Officer in January 1996.
(4) Includes (i) insurance premiums paid under senior management benefit plans, (ii) benefits paid under a senior management financial planning plan, (iii) profit sharing plan contributions made by the Company, (iv) other employee benefits and (v) for Mr. Mariano, interest forgiven on a promissory note.
(5) Includes the redemption for cash of all Dominick's stock appreciation rights held by Messrs. Mariano, McCoy and Young at the time of the Acquisition in the amounts of $3,450,093, $2,901,460, and $2,901,460, respectively.
(6) Mr. Karst joined the Company as Senior Vice President, Chief Financial Officer and Secretary in March 1995 and was appointed Executive Vice President, Finance and Administration in March 1996. Mr. Karst is a general partner of Yucaipa, which provides services to the Company pursuant to the Management Agreement. See "Certain Transactions--Yucaipa Management Agreement."
(7) Includes $864,000 and $843,708 paid to Messrs. McCoy and Young, respectively, in connection with their respective employment agreements. See "Employment Agreements."
(8) Ms. Smedstad was appointed Group Vice President, Human Resources in December 1996.


EMPLOYMENT AGREEMENTS

         Mariano Employment Agreement. Dominick's and Mr. Mariano entered into a three-year employment agreement dated March 22, 1995 pursuant to which Mr. Mariano was employed as President and Chief Operating Officer (or such other offices as Dominick's board of directors may designate) at an annual base salary of $400,000 (subject to increases at the discretion of the board). In January 1996, the board of directors appointed Mr. Mariano to the office of Chief Executive Officer and raised his annual base salary to $500,000. If Dominick's meets certain financial targets determined by its board of directors, Mr. Mariano will also be entitled to receive an annual incentive bonus not to exceed 200% of his annual base salary. Mr. Mariano is eligible to participate in employee benefit plans generally made available by Dominick's to its executive officers. At the closing of the Acquisition, Mr. Mariano received a payment of $864,000 in consideration of the cancellation of certain rights under his prior employment agreement. Concurrently with the closing of the Acquisition, Mr. Mariano exchanged 1,200 shares of Dominick's common stock for 190,293 shares of Common Stock of the Company in a tax-deferred transaction. The employment agreement may be terminated by either party upon 30 days' notice for any reason, or immediately by Dominick's for cause. If during the term of the employment contract, Mr. Mariano resigns or his employment is terminated by Dominick's for any reason other than for cause, he will be entitled to receive a cash payment equal to three times his annual base salary, less $864,000, and maintenance at Dominick's expense of medical, dental and other benefits for 24 months following such employment termination.

         McCoy Employment Agreement. Dominick's and Mr. McCoy entered into a three-year employment agreement dated March 22, 1995 pursuant to which Mr. McCoy was employed at an annual base salary of $250,000. In March 1996, the board of directors appointed Mr. McCoy to Executive Vice President, Operations and raised his annual base salary to $300,000. Mr. McCoy is also entitled to receive an annual incentive bonus, not to exceed 100% of base salary, if Dominick's meets certain financial targets determined by its board of directors. Mr. McCoy is entitled to participate in employee benefit plans generally made available to by Dominick's to its executive officers. The employment agreement may be terminated by either Dominick's or Mr. McCoy upon 30 days' notice for any reason, or immediately by Dominick's for cause. In consideration of the cancellation of certain rights under his prior employment agreement, Mr. McCoy received a payment of $864,000 on March 22, 1996. If Mr. McCoy resigns or his employment is terminated by Dominick's other than for cause, he is entitled to receive the discounted present value of the aggregate base salary for the remaining term of the employment agreement less $864,000, plus the maximum bonus payable in the year of termination. Unless terminated for cause, Mr. McCoy is also entitled to continue to receive medical, dental and other employee benefits for the full three-year term of the employment agreement.

         Young Employment Agreement. Dominick's and Mr. Young entered into a three-year employment agreement dated March 22, 1995 pursuant to which Mr. Young is employed at an annual base salary of $225,000. Mr. Young is also entitled to receive an annual incentive bonus, not to exceed 100% of base salary, if Dominick's meets certain financial targets determined by its board of directors. Mr. Young is also entitled to participate in employee benefit plans generally made available by Dominick's to its executive officers. The employment agreement may be terminated by Dominick's or Mr. Young upon 30 days' notice for any reason, or immediately by Dominick's for cause. In consideration of the cancellation of certain rights under his prior employment agreement, Mr. Young received a payment of $843,708 on March 22, 1996. In the event Mr. Young resigns or is terminated other than for cause, he is entitled to receive the discounted present value of the aggregate base salary for the remaining term of the employment agreement less $843,708, plus the maximum bonus payable in the year of termination. Unless terminated for cause, Mr. Young will also continue to receive medical, dental and other employee benefits for the full three-year term of the employment agreement.

OPTION GRANTS

         No Named Executive Officer received stock options during the fiscal year ended November 2, 1996.

YEAR-END OPTION VALUE TABLE

         No Named Executive Officer exercised stock options during the fiscal year ended November 2, 1996. The following table sets forth certain information concerning the number of stock options held by the Named Executive Officers as of November 2, 1996, and the value of in-the-money options outstanding as of such date.


                                                  Number of Unexercised Options    Value of Unexercised In-the-Money Options
                                                      at November 2, 1996                    at November 2, 1996(1)
                                              ------------------------------------------------------------------------------
Name                                            Exercisable      Unexercisable            Exercisable       Unexercisable
----                                          ----------------------- ------------------------------------------------------
Ronald W. Burkle  . . . . . . . . . . . . . .        --                --                      --                 --
Robert A. Mariano   . . . . . . . . . . . . .      29,276            117,103              $  370,927         $1,483,695
Darren W. Karst . . . . . . . . . . . . . . .      14,638             58,552                 185,463            741,854
Robert E. McCoy . . . . . . . . . . . . . . .      97,591             48,788               1,736,144            618,144
Herbert R. Young  . . . . . . . . . . . . . .      97,591             48,788               1,736,144            618,144
Alice F. Smedstad . . . . . . . . . . . . . .        --               21,956                    --              278,183

_________________

(1) Value is based upon the closing price of the Common Stock on the composite tape for the New York Stock Exchange at November 1, 1996 minus the exercise price.

MANAGEMENT INCENTIVE PLAN

         The Company's Management Incentive Plan (the "MIP program") covers all executive officers and other key managers. Its purpose is to provide a direct financial incentive in the form of an annual bonus to achieve or exceed pre-determined financial and individual objectives. The MIP program provides for varying levels of payout to participants depending on the individual's level within the organization. The Chief Executive Officer may receive a bonus ranging from 0% up to 200% of base salary. Executive Vice Presidents may receive a bonus of up to 100% of base salary, and Group Vice Presidents may receive a bonus of up to 75% of base salary, except for Herbert R. Young, who is eligible to receive a bonus of up to 100% of base salary pursuant to his employment agreement.

SENIOR MANAGEMENT DISABILITY PLANS

         The Company maintains a Short Term Disability Plan ("STD Plan") for its senior management. Under the STD Plan, an eligible employee who is disabled will receive payments equal to either 66.67% or 100% of base salary, depending upon the length of service with the Company, for a period of up to 26 weeks. An eligible employee is considered disabled if, as a result of injury, covered illness or pregnancy, the employee is unable to perform the duties of the officer's regular occupation.

         The Company maintains a Long Term Disability Plan ("LTD Plan") for its senior management, which is designed to provide salary continuation beyond the coverage extended through the STD Plan. Under the LTD Plan, an eligible employee who is disabled for 180 days will receive monthly payments equal to 60% of the employee's monthly earnings (base salary plus bonus), not to exceed a maximum of $30,000 per month, for the benefit duration specified in the LTD Plan. An eligible employee is considered disabled, if as a result of injury or illness for which the employee is under a doctor's care, the employee cannot perform all of the material and substantial duties of the employee's regular occupation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company does not have a board committee performing the functions of a compensation committee. Ronald W. Burkle, the Chairman of the Board, and Robert A. Mariano, the President and Chief Executive Officer, made decisions with regard to executive officer compensation for fiscal 1996.

REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

         The Board of Directors is responsible for developing the Company's executive compensation policies and approves on an annual basis the compensation policies applicable to the Chief Executive Officer and other executive officers of the Company. The objectives of the Company's executive compensation program are to support the achievement of desired performance by the Company, provide compensation that will attract and retain superior talent and reward performance, and align the executive officers' personal interests and financial remuneration with the success of the Company by basing a significant portion of their compensation upon Company performance.

         The executive compensation program provides an overall level of compensation opportunity that is competitive within the retail food and drug industry, including those companies which compete directly with the Company in its region, as well as companies outside the industry with which the Company may compete for executive talent. Companies are selected for the purpose of comparing compensation practices on the basis of a number of factors relative to the Company, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent forms of compensation) and the availability of compensation information. In reviewing the compensation practices of other companies, the Board of Directors considers the fact that the compensation structures of most peer companies tend to be significantly different than those of the Company in a number of respects, particularly in such areas as the amount of bonus relative to salary paid by such companies, their use of stock appreciation rights and stock options, the time period over which stock options vest and the nature and amount of pension benefits made available to executive officers.
For these reasons, although the Board of Directors has considered the compensation policies of certain peer companies, the Board of Directors does not believe that all such companies are comparable to the Company for the purpose of setting the compensation for the Company's executive officers. The Board of Directors uses its discretion to set executive compensation at levels warranted by external, internal and individual circumstances. Actual compensation levels may be greater or less than average compensation levels in other companies based upon annual and long-term performance of the Company and each individual executive officer's performance.

         The Company's executive officer compensation program is comprised of base salary, cash bonus compensation, long-term incentive compensation in the form of stock options, and other benefits such as those available through the Company's medical and defined contribution plans.

         Base Salary. Base salary levels for the Company's executive officers, including the Chief Executive Officer, are set such that the overall cash compensation package for executive officers, including bonus opportunity compares favorably to companies with which the Company competes for executive talent. In determining salaries, the Board of Directors also takes into account a number of factors, which primarily include individual experience and performance, the officer's level of responsibility, the cost of living and historical salary levels. The measures of individual performance considered include, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors such as the Company's historical and recent financial performance, the individual's achievement within his or her responsibility of particular financial and non-financial goals, and other contributions made by the officer to the Company's success. Specific factors related to an individual's performance considered by the Board of Directors include financial measures such as EBITDA (as adjusted), net income, sales, same store sales, and cost savings and non-financial measures such as store openings, site acquisitions or other specific tasks. The Board of Directors has not found it practicable, and has not attempted, to assign relative weights to the specific factors considered in determining base salary levels, and the specific factors used may vary among achievement of any specific, pre-determined performance targets.

         Cash Bonus. The Company's Management Incentive Plan covers all executive officers and other key managers. Its purpose is to provide a direct financial incentive in the form of an annual bonus to achieve or exceed pre-determined financial and individual objectives. The MIP program provides for varying levels of payout to participants depending on the individual's level within the organization. The Chief Executive Officer may receive a bonus ranging from 0% up to 200% of base salary. Executive Vice Presidents may receive a bonus of up to 100% of base salary, and Group Vice Presidents may receive a bonus of up to 75% of base salary, except for Herbert R. Young, who is eligible to receive a bonus of up to 100% of base salary pursuant to his employment agreement.

         In fiscal 1996, the MIP program was based on actual results achieved compared to targeted performance in a number of categories. For the Chief Executive Officer, Executive Vice Presidents and Mr.

Young, EBITDA (as adjusted) was the sole measurement. For all other management, the criteria of measurement was based on sales, EBITDA (as adjusted), the management of certain asset balances and certain other individual performance objectives.

         1996 Equity Participation Plan. The Company's 1996 Equity Participation Plan (the "1996 Plan") authorizes the Board of Directors to provide incentives for officers, employees and consultants through granting of stock options, restricted stock and other awards (collectively, "Awards"), thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employ. Grants of Awards are made in amounts commensurate with the individual's responsibility and at a level calculated to be competitive within the retail food and drug industries as well as a broader group of companies of comparable size and complexity. Options granted to date to executive officers vest over a five-year period after the grant date, and do not include any specific, pre-determined performance targets as a condition to vesting or granting. The Company believes that such long-term grants serve the primary objective of retaining executives and key managers, while also aligning executives and shareholder interests by creating a strong and direct link between compensation and shareholder return and by enabling executives and key managers to develop and maintain a significant, long-term ownership interest in the Company. No additional stock options were granted to the named executive officers in fiscal 1996 because the Board of Directors determined that, in general, stock and options held by such officers (including the stock holdings of the Chief Executive Officer) were currently adequate to achieve the goals discussed above. Grants of additional stock options to the named executive officers may be considered in future periods by the Board of Directors.

         Benefits. The Company provides medical and certain other benefits to executive officers, including the Chief Executive Officer, that are generally available to the Company's employees. The Company also provides executive officers with supplemental death and disability benefits. The benefits available under such arrangements are substantially similar for each of the Company's executive officers, including the Chief Executive Officer, except to the extent benefits are payable based upon the length of an officer's employment with the Company.

         Chief Executive Officer Compensation. The Chief Executive Officer's compensation is reviewed and approved independently by the Board of Directors subject to the provisions of his employment agreement. The Board of Directors determines the Chief Executive Officer's compensation based upon the factors applicable to the Company's other executive officers, which are described in detail above, as well as a number of additional qualitative and quantitative factors appropriate to his position as the Company's principal executive.

         In accordance with the Company's compensation policies for all executive officers, a large component of the Chief Executive Officer's compensation is paid in the form of bonus, which, in order to provide an appropriate incentive to maximize the Company's financial performance, is determined based upon preset bonus maximums and the amount of the Company's actual EBITDA (as adjusted) compared to targeted EBITDA (as adjusted). For fiscal 1996, the Company did not achieve the targeted level of EBITDA (as adjusted). Accordingly, the maximum pre-determined Chief Executive Officer bonus for fiscal 1996 was not paid. Rather, the Chief Executive Officer received a bonus of $463,500.

         The Board of Directors believes that the Chief Executive Officer's total cash compensation is appropriate in light of the Company's performance in fiscal 1996 and other factors described above.

January 24, 1996                     Ronald W. Burkle
                                     Peter P. Copses
                                     Linda McLoughlin Figel
                                     Patrick L. Graham
                                     David B. Kaplan
                                     Darren W. Karst
                                     Robert A. Mariano
                                     Mark A. Resnik
                                     Antony P. Ressler

         The Report on Compensation of Executive Officers shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

STOCK PERFORMANCE GRAPH

         A stock performance graph is not included herein because the Company consummated its initial public offering (the "Offering") of Common Stock on November 1, 1996 and therefore such stock was publicly traded for only three days in the Company's fiscal year ended November 2, 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission and each exchange on which the Company's securities are registered. Officers, directors and greater than ten percent stockholders are required by Commission regulations to furnish the Company with copies of all ownership forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain persons that no such forms were required for those persons, the Company believes that, during the fiscal year ended November 2, 1996, its officers, directors and greater than ten percent stockholders complied with applicable Section 16 filing requirements.

                         1996 EQUITY PARTICIPATION PLAN

GENERAL

         On October 28, 1996, the Company adopted its 1996 Equity Participation Plan. The 1996 Plan was approved by the stockholders of the Company on October 23, 1996. The principal purposes of the 1996 Plan are to provide incentives for officers, employees and consultants of the Company through granting of options, restricted stock and other awards, thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employ. In addition to Awards made to officers, employees or consultants, the 1996 Plan provides for the granting of options ("Director Options") to the Company's independent non-employee directors.

         The prices for shares of Common Stock subject to options and stock appreciation rights ("SARs") or pursuant to other awards which may be granted or made under the 1996 Plan shall be set by the Board of Directors, or a committee thereof appointed as provided in the 1996 Plan; provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable law, and (i) in the case of Incentive Stock Options and Non-Qualified Stock Options (in each case, as defined in the 1996 Plan) intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), such price shall not be less than 100% of the Fair Market Value (as defined in the 1996 Plan) of a share of Common Stock on the date such option is granted; (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date such option is granted; and (iii) in the case of options granted to the Company's independent non-employee directors, such price shall equal 100% of the Fair Market Value of a share of Common Stock on the date such option is granted.

         Under the 1996 Plan, not more than 1,000,000 shares of Common Stock (or the equivalent in other equity securities) are authorized for issuance upon exercise of options, SARs and other Awards, or upon vesting of restricted or deferred stock Awards. Furthermore, the maximum number of shares of Common Stock which may be subject to options or SARs granted under the 1996 Plan to any individual in any calendar year cannot exceed 500,000.

         The shares of Common Stock available under the 1996 Plan upon exercise of stock options, SARs and other Awards, and for issuance as restricted or deferred stock Awards, may be either previously unissued shares or treasury shares, and may be equity securities of the Company other than Common Stock. The Committee (as defined below) (or the Board of Directors of the Company, in the case of Director Options) has the discretion to make appropriate adjustments in the number and kind of securities subject to the 1996 Plan and to outstanding Awards thereunder to reflect dividends or other distributions; a recapitalization, reclassification, stock split, reverse stock split, or reorganization, merger or consolidation of the Company; the split-up, spin-off, combination, liquidation or dissolution of the Company; or disposition of all or substantially all of the assets of the Company or exchange of Common Stock or other securities of the Company; or other similar corporate transaction or event.

         If any portion of a stock option, SAR or other Award terminates or lapses unexercised, or is cancelled upon grant of a new option, SAR or other Award (which may be at a higher or lower exercise price than the option, SAR or other Award so cancelled), the shares of Common Stock which were subject to the unexercised portion of such option, SAR or other Award, will continue to be available for issuance under the 1996 Plan.

         The principal features of the 1996 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1996 Plan itself.

ADMINISTRATION

         The 1996 Plan will be administered by the Board of Directors until such time as the Board of Directors shall, in its sole discretion, appoint a committee (the "Committee") of the Board of Directors to administer the 1996 Plan; provided, however, that the entire Board of Directors will administer the 1996 Plan with respect to Director Options. The Committee will consist of at least two members of the Board of Directors, each of whom is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act ("Rule 16b-3") and, to the extent that Incentive Stock Options and SARs granted under the 1996 Plan are intended to qualify as performance-based compensation under Section 162(m) of the Code after the expiration of the transition period specified in Treasury Regulation Section 1.162-27(f), an "outside director" for the purposes of
Section 162(m) of the Code. Subject to the terms and conditions of the 1996 Plan, the Board of Directors (or the Committee) has the authority to select the persons to whom Awards are to be made, to determine the number of shares of Common Stock to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 1996 Plan. Similarly, the Board of Directors has discretion to determine the terms and conditions of, and to interpret and administer the 1996 Plan with respect to, Director Options. The Board of Directors (or the Committee) is also authorized to adopt, amend and rescind rules relating to the administration of the 1996 Plan.

ELIGIBILITY

         Options, SARs restricted stock and other Awards under the 1996 Plan may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries. Such Awards also may be granted to consultants of the Company selected by the Board of Directors (or the Committee) for participation in the 1996 Plan. Approximately 225 employees are eligible to participate in the 1996 Plan. More than one Award may be granted to an employee or consultant; however, the aggregate fair market value (determined at the time of grant) of shares with respect to which an Incentive Stock Option is first exercisable by an optionee (i.e., "vests") during any calendar year cannot exceed $100,000.00.

PAYMENT FOR SHARES

         The exercise or purchase price for all options, Director Options, SARs, restricted stock and other Awards that provide a right to acquire shares of Common Stock, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the Board of Directors (or, with respect to Awards other than Director Options, the Committee) be paid in whole or in part in shares of Common Stock valued at their fair market value on the date of exercise (which may, except with respect to Incentive Stock Options, include an assignment of the right to receive the cash proceeds from the sale of shares of Common Stock subject to an option or other right pursuant to a "cashless exercise" procedure) or by delivery of other property, or by a recourse promissory note payable to the Company, or by a combination of the foregoing.

AWARDS UNDER THE 1996 PLAN

         The 1996 Plan provides that the Board of Directors (or the Committee) may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Each Award will be set forth in a separate agreement between the Company and the person receiving the Award and will indicate the type, terms and conditions of the Award.

         Nonqualified Stock Options ("NQSOs") will provide for the right to purchase shares of Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may be less than the fair market value of such shares on the date of grant (but not less than the par value of such shares), and usually will become exercisable (in the discretion of the Board of Directors (or the Committee)) in one or more installments after the grant date, subject to the participant's continued employment with the Company and/or subject to the satisfaction of individual or Company performance targets established by the Board of Directors (or the Committee). NQSOs may be granted for any term specified by the Board of Directors (or the Committee).

         Incentive Stock Options ("ISOs"), will be designed to comply with the provisions of, and will be subject to certain restrictions contained in, the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the Optionee's termination of employment and must be exercised within ten years after the date of grant. ISOs may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the 1996 Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of grant.

         Restricted Stock may be sold to participants at various prices (but not below par value) and made subject to such conditions or restrictions as may be determined by the Board of Directors (or the Committee). Typically, Restricted Stock may be repurchased by the Company at the original purchase price if such conditions or restrictions are not met. In general, Restricted Stock may not be sold, or otherwise transferred or hypothecated, until such conditions or restrictions are removed or expire. Purchasers of Restricted Stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when such conditions or restrictions lapse.

         Deferred Stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Board of Directors (or the Committee). Like Restricted Stock, Deferred Stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike Restricted Stock, Deferred Stock will not be issued until the Deferred Stock Award has vested, and recipients of Deferred Stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

         Stock Appreciation Rights may be granted in connection with stock options or other Awards, or separately. SARs granted by the Board of Directors (or the Committee) in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Common Stock over the exercise price of the related option or other Awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code with respect to an SAR intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, there are no restrictions specified in the 1996 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Board of Directors (or the Committee) in the SAR agreements. The Board of Directors (or the Committee) may elect to pay SARs in cash or in Common Stock or in a combination of both.

         Dividend Equivalents represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other Awards held by the participant.

         Performance Awards may be granted by the Board of Directors (or the Committee) on an individual or group basis. Generally, these Awards will be based upon specific performance targets and may be paid in cash or in Common Stock or in a combination of both. Performance Awards may include "phantom" stock Awards that provide for payments based upon increases in the price of the Common Stock over a predetermined period. Performance Awards may also include bonuses which may be granted by the Board of Directors (or the Committee) on an individual or group basis and which may be payable in cash or in Common Stock or in a combination of both.

         Stock Payments may be authorized by the Board of Directors (or the Committee) in the form of shares of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the key employee or consultant.

DIRECTOR OPTIONS

         Director Options are NQSOs to purchase shares of Common Stock granted to non-employee directors of the Company at the discretion of the Board of Directors. The exercise price of the Director Options shall be the fair market value of a share of Common Stock on the date of grant. The period during which the right to exercise Director Options vests in the optionee shall be set by the Board of Directors; provided, however, to the extent permitted by Rule 16b-3, the Board of Directors may accelerate the exercisability of Director Options upon the occurrence of certain specified extraordinary corporate transactions or events. No portion of a Director Option shall be exercisable after the tenth anniversary of the date of grant and no portion of a Director Option shall be exercisable upon the expiration of one year following termination of such director's services as director of the Company.

AMENDMENT AND TERMINATION

         Amendments to the 1996 Plan to increase the number of shares as to which Awards may be made (except for adjustments resulting from stock splits and the like, and mergers, consolidations and other corporate transactions) require the approval of the Company's stockholders. In all other respects the 1996 Plan can be amended, modified, suspended or terminated by the Board of Directors (or the Committee), unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments to the 1996 Plan will not, without the consent of the participant, affect such person's rights under an Award previously awarded, unless the Award Agreement governing such Award otherwise expressly so provides. Unless sooner terminated by the Board of Directors or the Committee, the 1996 Plan will expire on October 23, 2006. Such termination will not affect the validity of any Award outstanding under the 1996 Plan on the date of termination.

MISCELLANEOUS PROVISIONS

         The Board of Directors (or, with respect to Awards other than Director Options, the Committee) has discretion under the 1996 Plan to provide that options and other rights to acquire Common Stock will expire at specified times following, or become exercisable in full upon, the occurrence of certain specified extraordinary corporate events; but in such event the Board of Directors or the Committee, as applicable, may also give optionees and other grantees the right to exercise their outstanding options or rights in full during some period prior to such event, even though the options or other Awards have not yet become fully exercisable, and the Board of Directors or the Committee, as applicable, may also provide that all restrictions imposed on some or all shares of Restricted Stock and/or Deferred Stock shall lapse, and some or all shares of Restricted Stock may cease to be subject to the Company's right to repurchase, if any, after such event.

         The 1996 Plan specifies that the Company may make loans to participants to enable them to exercise options, purchase shares or realize the benefits of other Awards granted under the 1996 Plan. The terms and conditions of such loans, if any, shall be set by the Board of Directors (or, with respect to Awards other than Director Options, the Committee).

         The dates on which options or other Awards under the 1996 Plan first become exercisable and on which they expire will be set forth in individual Award agreements setting forth the terms of the Awards. Such agreements generally will provide that options and other Awards expire upon termination of the participant's status as an employee, consultant or director, although the Board of Directors (or the Committee) may provide that options or other Awards granted to employees or consultants continue to be exercisable following a termination without Cause (as defined in the 1996 Plan), or following a Change in Control of the Company, or because of the grantee's retirement, death, disability or otherwise. Similarly, Restricted Stock granted under the 1996 Plan which has not vested generally will be subject to repurchase by the Company in the event of the grantee's termination of employment or consultancy, although the Board of Directors (or the Committee) may make exceptions, based on the reason for termination or on other factors.

         No option, SAR, Director Option or other Award granted under the 1996 Plan may be assigned or transferred by the grantee, except by will or the laws of descent and distribution, although the shares underlying such Awards may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder.

         As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions of any option or other Award granted under the 1996 Plan, the Company requires participants to discharge applicable withholding tax obligations. Shares of Common Stock held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other Awards, subject to the discretion of the Board of Directors (or the Committee) to disapprove such use. In addition, the Board of Directors (or the Committee) may grant to employees a cash bonus in the amount of any tax related to awards.

         The value of options granted under the 1996 Plan depends on the future market value of a share of Common Stock on the date of exercise and such value is not presently determinable.

FEDERAL INCOME TAX CONSEQUENCES

         The tax consequences of the 1996 Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 1996 Plan and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

         Nonqualified Stock Options. For federal income tax purposes, an optionee generally will not recognize taxable income on the grant of an NQSO under the 1996 Plan, but will recognize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of an NQSO. The amount of income recognized (and the amount deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee's basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO, and any subsequent gain or loss will generally be taxable as capital gains or losses.

         Incentive Stock Options. An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO; however, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an "item of tax preference" for the optionee. Generally, upon the sale or other taxable disposition of the shares of Common Stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise.
If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the ISO exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income and the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of Common Stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income generally is limited to the excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company generally will be entitled to a tax deduction with respect to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the shares of Common Stock.

         Restricted Stock and Deferred Stock. An employee to whom Restricted Stock or Deferred Stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless, in the case of Restricted Stock, an election is made under
Section 83(b) of the Code. However, when restrictions on shares of Restricted Stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price therefor. Similarly, when Deferred Stock vests and is issued to the employee, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. If an election is made under Section 83(b) with respect to qualifying Restricted Stock, the employee generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefor and the Company will be entitled to a deduction for the same amount. The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

         Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

         Dividend Equivalents. A recipient of a Dividend Equivalent Award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a Dividend Equivalent is paid, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

         Performance Awards. A participant who has been granted a Performance Award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a Performance Award is paid, whether in cash or Common Stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

         Stock Payments. A participant who receives a Stock Payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

         Deferred Compensation. Participants who defer compensation generally will recognize no income, gain or loss for federal income tax purposes when NQSOs are granted in lieu of amounts otherwise payable, and the Company will not be entitled to a deduction at that time. When and to the extent such NQSOs are exercised, the rules regarding NQSOs outlined above will generally apply.

         Section 162(m) of the Code. Under Section 162(m) of the Code, which became law in August 1993, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain "performance-based" compensation which is paid based upon the attainment of objective financial performance goals which are established by an independent compensation committee pursuant to business criteria which is adequately disclosed to, and approved by, stockholders of the corporation and which meets certain other requirements. In addition, under a special rule for stock options and SARs, stock options and SARs will satisfy the "performance-based" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). In its current form, the 1996 Plan does not conform to the "performance-based" exception under
Section 162(m) of the Code; however, under a transitional rule adopted by the Internal Revenue Service for private companies which become publicly held, in general, Section 162(m) of the Code does not apply to remuneration paid under a plan that existed during the period in which the corporation was not publicly held prior to the earlier of the following dates: (i) the expiration of the plan, (ii) the material modification of the plan, (iii) the issuance of all employer stock and other compensation that has been allocated under the plan or
(iv) the first meeting of the corporation's shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the corporation's public offering occurred.


                        RESTATED 1995 STOCK OPTION PLAN

         Under the Company's Restated 1995 Stock Option Plan (the "1995 Plan"), certain officers and key employees of the Company received grants of NQSOs and ISOs. As required by the 1995 Plan, all Incentive Stock Options granted thereunder have a per share exercise price at least equal to 100% of the Fair Market Value (as defined in the 1995 Plan) of Common Stock on the date of grant and all Incentive Stock Options granted thereunder to employees who at the time such option was granted owned (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of capital stock of the Company have a per share exercise price at least equal to 110% of the Fair Market Value of Common Stock on the date of grant. The 1995 Plan is administered by the Board of Directors which designates the individuals who shall receive options, whether an optionee will receive ISOs, NQSOs or both, and the amount, price restrictions and all other terms and provisions of such options. Options granted and presently outstanding under the 1995 Plan have terms of ten years and become exercisable either (i) as to at least 20% of the shares of Common Stock covered thereby on each anniversary of the date such option is granted or (ii) as to at least 25% of the shares of Common Stock covered thereby on each anniversary of the date such option is granted commencing with the second anniversary of such date.

         In general, and except as set forth above, the description of NQSOs and ISOs, and the federal income tax consequences with respect thereto, are the same as those set forth in the discussion of options under "1996 Equity Participation Plan."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

YUCAIPA CONSULTING AGREEMENT

         On March 22, 1995, the Company and Dominick's entered into a five-year consulting agreement (the "Consulting Agreement") with Yucaipa for certain management and financial advisory services to be provided to the Company and its subsidiaries. During the term of the Consulting Agreement, the services of Messrs. Burkle, Resnik and Graham and Ms. Figel, and the services of other Yucaipa personnel (other than Mr. Karst) were provided to the Company, Dominick's and its subsidiaries pursuant to the Consulting Agreement. Messrs. Burkle, Resnik and Graham and Ms. Figel, together with Mr. Karst, are general partners of Yucaipa. The Consulting Agreement provided for the payment to Yucaipa of annual management fees in an amount equal to two percent (2.0%) of Dominick's EBITDA (defined in the Consulting Agreement as net income (or loss) of Dominick's and its subsidiaries on a consolidated basis, determined in accordance with generally accepted accounting principles, excluding (i) all net extraordinary gains or losses, (ii) total interest expense of Dominick's and its subsidiaries on a consolidated basis, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) LIFO provision, and (vii) other non-cash items reducing net income and other non-cash items increasing net income), plus reimbursement of out-of-pocket expenses. In connection with the Offering, the Company paid $10.5 million to Yucaipa to terminate its obligations under the Consulting Agreement. Fees paid or accrued under the Consulting Agreement in connection with management services were approximately $2.6 million during the fiscal year ended November 2, 1996.

MANAGEMENT AGREEMENT

         On November 1, 1996, the Company and Dominick's entered into a five-year management agreement (the "Management Agreement") with Yucaipa. In light of the reduced levels of services anticipated following the consummation of the Offering, the Management Agreement provides for the payment of an annual fee to Yucaipa in the amount of $1.0 million per year. In addition, the Company may retain Yucaipa in an advisory capacity in connection with certain acquisition or sale transactions, in which case the Company will pay Yucaipa an advisory fee equal to one percent (1.0%) of the transaction value. The term of the agreement is automatically renewed on April 1 of each year for a five-year term unless 90 days' notice is given by either party. The Management Agreement may be terminated at any time by the Company upon 90 days' written notice, provided that Yucaipa will be entitled to full payment of the annual fee under the agreement for the remaining term thereof, unless the Company terminates for cause pursuant to the terms of the agreement. Yucaipa may terminate the agreement if the Company fails to make a payment due thereunder, or upon a Change of Control (as generally defined in the Management Agreement to include certain mergers and asset sales, and acquisitions of beneficial ownership of greater than 51% of the Company's outstanding voting securities by persons other than Yucaipa). Upon any such termination, Yucaipa will be entitled to full payment of the annual fee for the remaining term of the agreement.

YUCAIPA WARRANT

         Upon the closing of the Acquisition, the Company issued to Yucaipa a warrant to purchase 3,874,492 shares of Common Stock. The Yucaipa Warrant became exercisable at the election of Yucaipa upon the consummation of the Offering at an exercise price of $20.73 per share. If not exercised, the Yucaipa Warrant will expire on March 22, 2000; provided, however, that if on such date certain financial performance requirements are satisfied, the expiration date will be extended to March 22, 2002 and, in such case, the exercise price will be increased daily at a rate of 25% per annum. The Yucaipa Warrant may be exercised for cash or on a cashless basis. Pursuant to the cashless exercise provisions of the Yucaipa Warrant, upon exercise in full Yucaipa would be entitled to receive a number of shares equal to the difference between 3,874,492 shares and the number of shares having a market value as of the exercise date equal to $80.3 million (i.e., the aggregate exercise price).

                              INDEPENDENT AUDITORS

         Ernst & Young LLP audited the Company's financial statements for the fiscal year ended November 2, 1996, and has been the Company's independent auditors since its formation in January 1995. The Board of Directors has selected Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending November 1, 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he or she desires to do so, and it is expected that such representative will be available to respond to appropriate questions from the stockholders at the Annual Meeting.


                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 1998 ANNUAL MEETING

         Any stockholder intending to submit to the Company a proposal for inclusion in the Company's proxy materials relating to the 1998 Annual Meeting of Stockholders of the Company must submit such proposal so that it is received by the Company no later than Friday, January 2, 1998.


                                 OTHER MATTERS

         The Company is not aware of any matters that may be presented for action by the stockholders at the Annual Meeting other than those set forth above. If any other matter shall properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

         The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended November 2, 1996, is being mailed herewith to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED NOVEMBER 2, 1996 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO C. MARK HUSSEY, VICE PRESIDENT, INVESTOR RELATIONS, DOMINICK'S SUPERMARKETS, INC., 505 RAILROAD AVENUE, NORTHLAKE, ILLINOIS 60164.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                        By Order of the Board of Directors,



                                        /s/ Darren W. Karst

                                        DARREN W. KARST
                                        Secretary



February 7, 1996
Northlake, Illinois

                                    ANNEX A

                         DOMINICK'S SUPERMARKETS, INC.
                        DIRECTORS DEFERRED COMPENSATION
                           AND RESTRICTED STOCK PLAN


         SECTION 1. ESTABLISHMENT AND PURPOSE. Dominick's Supermarkets, Inc. (the "Company") hereby establishes effective as of March 4, 1997, a plan known as the Dominick's Supermarkets, Inc. Directors Deferred Compensation and Restricted Stock Plan (the "Plan"). The purpose of the Plan is to attract and retain certain individuals of outstanding competence as members of the Board of Directors of the Company by permitting such individuals to elect (i) to receive their compensation from the Company in restricted shares of the Company's Common Stock or (ii) to defer payment of their compensation from the Company to a later date or event.

         SECTION 2. DEFINITIONS. As used in this Plan, the following terms shall have the indicated meanings:

         A.      Board:  The Board of Directors of the Company.

         B. Common Stock: The Company's Common Stock, par value $.01 per share.

         C.      Company:  Dominick's Supermarkets, Inc.

         D. Compensation: The annual retainer and all fees (excluding any reimbursed expenses) directly payable to a Director in his or her capacity as a member of the Board in any year.

         E. Director: Any member of the Board who directly receives Compensation in his or her capacity as a member of the Board.

         F. Fair Market Value: As of any valuation date, the median of the high and low trading price of the Common Stock, as quoted in the New York Stock Exchange Composite Transactions on such date, as reported in the Wall Street Journal (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred).

         G. Participant: Any Director who becomes a participant in the Plan as provided in Section 3 of the Plan.

         H. Plan: Dominick's Supermarkets, Inc. Directors Deferred Compensation and Restricted Stock Plan, as it may be amended from time to time.

         I. Plan Year: Each 12-month period as to which an election is made to defer Compensation in accordance with the provisions of Section 3 of the Plan. Such 12-month period shall be from each January 1 to the following December 31.

         J. Restricted Shares: Shares of Common Stock subject to the restrictions set forth in Section 5 of the Plan.

         K. Retirement: Any termination or resignation from membership on the Board.

         SECTION 3.       ELIGIBILITY AND PARTICIPATION; ANNUAL ELECTIONS.

         A. All Directors shall be eligible to participate in the Plan. A Director may become a Participant for a Plan Year by executing an irrevocable election (in the form attached hereto or on such other form as may be prescribed by the Board) with respect to such Plan Year. Such election shall relate only to Compensation for the succeeding Plan Year, or to Compensation for the remainder of a Plan Year if Section 3.B applies, and a separate election must be made with respect to Compensation for any subsequent Plan Year. Except as provided in Section 3.B, such election shall be executed on or before the first Monday in December preceding such Plan Year. In the event of a failure to make a timely election for any Plan Year, any Compensation for such Plan Year will be paid directly to the Director in cash and no portion of the Compensation for such Plan Year may be deferred or issued in the form of Restricted Shares under this Plan.

         B. With respect to an individual who first becomes eligible to participate in the Plan after the beginning of a Plan Year by reason of an election or appointment to the Board, such individual may become a Participant for the remainder of such Plan Year by executing an irrevocable election with respect to his or her Compensation as soon as practicable, but in any event within thirty (30) days of the date such individual becomes a Director. A Director, at the time the Plan becomes effective, may become a Participant for the remainder of such Plan Year by executing such a form within 30 days of the date of approval of the Plan by the Board.

         SECTION 4.       FORM OF ELECTIONS.

         A. Restricted Shares Election. A Participant may elect to receive all, but not less than all, of his or her Compensation for each Plan Year in the form of Restricted Shares rather than cash. If so elected, the number of Restricted Shares granted shall be determined by dividing 110% of the Compensation for which such an election is made by the Fair Market Value on the applicable grant date. The grant date for the portion of Compensation attributable to a Participant's annual retainer shall be the date of the Company's Annual Meeting of Stockholders occurring in such Plan Year. The applicable grant date for the portion of Compensation attributable to a Participant's meeting fees shall be the last day of each March, June, September and December, with respect to any meetings occurring in each such quarterly period. The Company shall issue certificates for Restricted Shares pursuant to
Section 5 hereof as soon as practicable following each such applicable grant date.

         B. Cash Deferral Election. A Participant may elect to defer all, but not less than all, of his or her Compensation for each Plan Year. Each deferral election shall designate:

                 (1) the date or the event on which payment is to commence; provided, however, that any specified date or event shall be at least two years from the date of the deferral election;

                 (2)      the method of payment; and

                 (3) the beneficiary to receive any payment or delivery if the Participant dies before receiving all amounts to which he or she is entitled under the Plan.

         SECTION 5.       RESTRICTED SHARES.

         A. Share Restrictions. All Restricted Shares issued to a Participant in lieu of cash payments for such Participant's Compensation shall be subject to the restriction that they may not be sold or transferred until the earliest to occur of the following:

                 (1) three years have lapsed from the date the applicable shares are granted to the Participant (the "Restriction Period");

                 (2)      the Participant's death or disability;

                 (3) the Participant, after being nominated for re-election to the Board, is not elected by the stockholders of the Company;

                 (4) the Participant is not nominated for re-election to the Board at the conclusion of his or her existing term;

                 (5) the Participant's service on the Board terminates because of his or her resignation at the request of the Board or his or her removal by action of the Company's stockholders;

                 (6) the Participant's service on the Board terminates because the Participant is seeking election to government office or has taken a position with a governmental agency in public service that does not permit membership on the board of directors of a publicly-held corporation; or

                 (7) the occurrence of a Change in Control, as defined in the Company's 1996 Equity Participation Plan or any successor plan thereto.

         B. Lapsing and Forfeiture. In the event the restrictions on Restricted Shares lapse upon the occurrence of any of the events specified in
Section 5.A hereof, a certificate for the applicable shares of Common Stock, free and clear of all restrictions, will be delivered to the Participant as soon as practicable thereafter. If the Participant's service on the Board terminates prior to the end of the Restriction Period for any reason other than those identified in Section 5.A hereof, the Participant shall immediately forfeit the shares to the Company. Upon any such forfeiture, the Participant shall receive from the Company an amount in cash equal to the amount such Participant would have in a Deferral Account had such Participant elected to defer Compensation pursuant to Section 4 rather than to receive Restricted Shares pursuant to Section 3.

         C. Share Certificates. The certificates for Restricted Shares may be registered in the name of the Participant, or in the name of the Participant and one other individual as joint tenants, and shall be held by the Company during the Restriction Period. Any dividends or distributions, payable in cash or in kind with respect to the Restricted Shares which have been issued, shall be paid to the Participant. All Restricted Shares issued hereunder shall be fully paid and non-assessable and the Participant shall have all voting rights with respect thereto. The Company shall pay all original issue taxes with respect to the issue of Restricted Shares and all other fees and expenses necessarily incurred by Company in connection therewith.

         D. Fractions of Shares. The Company shall not issue fractions of Restricted Shares. Whenever under the terms of the Plan, a fractional share would otherwise be required to be issued, the Participant shall be paid in cash for such fractional share.

         E. Shares Available. Shares of Common Stock issuable under the Plan shall be acquired by the Company on the open market or shall be taken from authorized but unissued or treasury shares of the Company, as shall from time to time be necessary for issuance pursuant to the Plan. The maximum number of shares of Common Stock issuable under the Plan shall be one hundred thousand (100,000).

         F. Change in Capital Structure. In the event of any change in the Common Stock by reason of any stock dividend, split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its Fair Market Value, reclassification, recapitalization, reorganization, merger, consolidation or other change in the capital structure of the Company, appropriate adjustment shall be made by the Company in the number and kind of shares subject to the Plan and any other relevant provisions of the Plan, which determination shall be binding and conclusive on all persons.

         SECTION 6.       PARTICIPANT'S DEFERRAL ACCOUNT.

         A. The Company shall establish bookkeeping accounts ("Deferral Accounts") to record the deferrals under Section 4.A and additions under this Plan. Each Participant shall have a separate Deferral Account for each Plan Year, and each Deferral Account shall be increased and decreased as provided in this Section 6.

         B. During the Plan Year, each Participant's Deferral Account shall be credited with the amount of Compensation deferred by each Participant by a quarterly crediting at the end of each March, June, September and December of the amount of cash Compensation which would have been payable to such Participant in such quarter (determined without regard to such Participant's deferral election under Section 4).

         C. The Participant's Deferral Account shall be increased as of the quarterly dates specified in Section 6.B by the amount obtained by multiplying the Deferral Account balance as of the first day of such quarter by one-fourth of the average prime rate, as published in the Wall Street Journal, in effect as of the first day of such quarterly period. Participant's Deferral Account (reduced in accordance with Section 6.D) shall continue to be increased in accordance with this Section 6.C during any installment payment period which may have been elected by the Participant under Section 8.C or approved by the Board under Section 8.C.

         D. The Participant's Deferral Account shall be reduced by any payments made to the Participant or his or her beneficiary, estate or representative.

         SECTION 7. FUNDING PROHIBITIONS. All entries in a Participant's Deferral Account shall be bookkeeping entries only and shall not represent a special reserve or otherwise constitute a funding of the Company's unsecured promise to pay any amounts hereunder. All payments to be made under the Plan shall be paid from the general funds of the Company. Participants and their beneficiaries shall have no right, title or interest in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. All such assets shall be the property solely of the Company and shall be subject to the claims of the Company's unsecured general creditors. To the extent a Participant or any other person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company and such person shall have only the unsecured promise of the Company that such payments shall be made.

         SECTION 8.       PAYMENT OF DEFERRAL ACCOUNTS.

         A. Payment of amounts credited to a Participant's Deferral Account shall be made in the manner and at the time or times specified herein. All payments shall be made by Company check.

         B. When the Participant makes a deferral election for a Plan Year, he or she shall also elect the time at which or the event (such as Retirement) after which payment of the amounts credited to the Deferral Account established for such Plan Year shall commence. Subject to the second paragraph of Section 8.C below, once made, such election of time of commencement of payment for such Plan Year shall be irrevocable. Payment of amounts credited to each Participant's Deferral Account for such Plan Year shall commence within thirty (30) days of the date or the occurrence of the event specified by the Participant in such election.

         C. When the Participant makes a deferral election he or she shall also elect to have the balance of his or her Deferral Account paid out in one of two methods: (1) a single lump sum or (2) approximately equal annual installments (calculated on the basis of the amount in the Participant's Deferral Account and the amounts to be accrued during the installment payment period) over a period of years selected by the Participant not to exceed fifteen. Subject to the second paragraph of this Section 8.C, once made, such election of payment method shall be irrevocable.

                 Notwithstanding any other provision of the Plan to the contrary, a Participant or beneficiary may withdraw cash from his or her Deferral Account upon a finding by the Board in its sole discretion that an unanticipated emergency that is caused by an event beyond the control of such Participant or beneficiary has occurred and that such emergency would result in severe financial hardship to such Participant or beneficiary if early withdrawal were not permitted. The amount which may be withdrawn pursuant to this Section 8.C shall not exceed the amount necessary to meet such financial hardship as determined by the Board in its sole discretion. The Board shall have the right to require such Participant or beneficiary to submit such documentation as it deems appropriate for the purpose of determining the existence, cause and extent of such financial hardship.

         D. Notwithstanding any provision of the Plan to the contrary, in the event of the death of any Participant, the balance in the Participant's Deferral Account shall be paid to the Participant's beneficiary as designated on the Participant's deferral election form in a single lump sum within thirty
(30) days after the Board is notified of such death.

                 Each Participant shall designate a beneficiary to whom any balance in his or her Deferral Account under this Plan shall be payable on his or her death. A Participant may also designate an alternate beneficiary to receive such payment in the event that the designated beneficiary cannot receive the payment for any reason. Each Participant may at any time revoke or change any beneficiary designation. A change of beneficiary designation must be made in writing and delivered to the Board or its delegate. If there is no unrevoked beneficiary designation on file with the Board or its delegate at the time of the Participant's death, or if the beneficiary or beneficiaries designated therein shall have all predeceased the Participant or otherwise ceased to exist, such payments shall be made in accordance with the Participant's will or, in the absence of a will, to the administrator of the Participant's estate.

         SECTION 9. WITHHOLDING TAXES. The Company shall be authorized to withhold from any payment due under the Plan any taxes required to be withheld by federal, state or local governments, unless other provisions satisfactory to the Company shall have been made for the payment of such taxes.

         SECTION 10. ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have all powers necessary to carry out the provisions of the Plan, including without limitation, the power to delegate administrative matters to other persons, the power to promulgate rules of Plan administration, the power to promulgate forms to be used with regard to the Plan, the power to settle any disputes as to rights or benefits arising from the Plan, and the power to make such decisions or to take such action as the Board, in its sole discretion, deems necessary or advisable to aid in the proper maintenance of the Plan.

         SECTION 11.      MISCELLANEOUS.

         A. Termination of the Plan. The Company may at any time by action of the Board terminate this Plan. Upon termination of the Plan, no further issuances of Restricted Shares or deferrals of Compensation will be permitted, and each Participant's Compensation which was then subject to an election under Section 4 will be restored on a non-deferred basis. Each Participant's Deferral Accounts as they then exist will be maintained, credited and paid pursuant to the provisions of this Plan and the Participant's elections.

         B. Amendment. The Company may at any time amend this Plan in any respect by action of the Board; provided, however, that no such amendment shall adversely effect the right of Participants or their beneficiaries to any amounts credited or to be credited to the Participants' Deferral Accounts with respect to any Plan Year which has commenced prior to the adoption of any such amendment.

         C. No Alienation of Benefits. To the extent permitted by law, Participants and beneficiaries shall not have the right to alienate, anticipate, commute, sell, assign, transfer, pledge, encumber or otherwise convey the right to receive any payments under this Plan, and any payments under this Plan or rights thereto shall not be subject to the debts, liabilities, contracts, engagements or torts of Participants or beneficiaries nor to attachment, garnishment or execution, nor shall they be transferable by operation of law in the event of bankruptcy or insolvency. Any attempt, whether voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         D. No Right to Continue as a Director. Nothing contained herein shall be construed as conferring upon a Director the right to continue as a member of the Board of Directors. Nothing in the Plan shall confer upon any Participant any right to serve on the Board for any period of time or to continue his or her current or any other rate of compensation.

         E. Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months of the date of the Board's initial adoption of this Plan.

         F. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Plan, this Plan, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

         G. Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its subsidiaries. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees, directors or consultants of the Company or any of its subsidiaries or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose.

         H. Compliance with Laws. This Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, this Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         I. General Restrictions. The issuance of Common Stock or the delivery of certificates for such shares to Participants under the Plan shall be subject to the requirement that, if at any time the General Counsel or Secretary of the Company shall reasonably determine, in his or her discretion, that the listing, registration or qualification of such Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental body, is necessary or desirable as a condition of, or in connection with, the issuance of such shares, payment or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the General Counsel or Secretary.

         J. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

         K. Governing Law. This Plan shall be administered, interpreted and enforced under the internal laws of the State of Illinois without regard to conflicts of laws thereof.

                                    *  *  *

                         DOMINICK'S SUPERMARKETS, INC.

P             ANNUAL MEETING OF STOCKHOLDERS--MARCH 4, 1997
R
O       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X
Y The undersigned stockholder of DOMINICK'S SUPERMARKETS, INC. does hereby nominate, constitute and appoint Robert A. Mariano and Darren W. Karst or either of them, the true and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation standing in the name of the undersigned on its books at the close of business on January 24, 1997 at the Annual Meeting of Stockholders to be held at the Westin O'Hare Hotel located at 6100 North River Road, Rosemont, Illinois 60018, on Tuesday, March 4, 1997 at 11:00 a.m., local time, or any adjournment thereof, with all of the powers which would be possessed by the undersigned if personally present as follows on the reverse side.



                   CONTINUED AND TO BE SIGNED ON OTHER SIDE.

[X]  Please mark votes as in this example.


     This Proxy when properly expected will be voted in the manner herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1 and 2.




1.  Election of     For           Withheld        Nominees:                3.  In their discretion, the Proxies are
    Directors:     [  ]            [  ]           Ronald W. Burkle             authorized to vote upon such other
                                                  Evan Bayh                    business matters as may properly come before
                                                  Patrick L. Graham            the meeting.
                                                  Antony P. Ressler


For, except vote withheld from the following nominee(s):                       I will attend the Annual Meeting    [ ]

                                                                               Address Change                      [ ]
    ______________________________________



2.  Adoption of the Dominick's Supermarkets, Inc.                          The undersigned hereby acknowledges receipt
    Directors Deferred Compensation and Restricted Stock Plan              of the Notice of Annual Meeting of Stockholders
                                                                           and the Proxy Statement furnished therewith.


                FOR        AGAINST         ABSTAIN

                [ ]          [ ]             [ ]

                                                                           _______________________________________

                                                                           _______________________________________
                                                                           SIGNATURE(S)                       DATE


_______________________________________________________
For, except vote withheld from the following nominee(s):



NOTE: Please sign name exactly as your name (or names) appears on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.